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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2002

CENTIV, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-23221 (Commission File Number)	58-2033795 (I.R.S. Employer Identification No.)

998 Forest Edge Drive, Vernon Hills, Illinois 60061
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 876-8300

(Former name or former address, if changed since last report.)

Item 5. Other Events.

        On July 3, 2002, Centiv, Inc., announced that, on June 27, 2002, it filed a lawsuit in Illinois state court seeking to prevent the termination by Encad, Inc., a wholly owned subsidiary of Eastman Kodak Company, of a multi-year supply agreement between Centiv and Encad. A copy of the press release making this announcement is attached as Exhibit 99.1

Item 7. Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired.

    Not Applicable.

  (b)
  Pro Forma Financial Information.

    Not applicable.

  (c)
  Exhibits.

  99.1
  Press release dated July 3, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTIV, INC.
Date: July 5, 2002	By:	/s/ William M. Rychel William M. Rychel Chief Executive Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits
SIGNATURE